SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 18, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3274	Florida Power Corporation d/b/a Progress Energy Florida, Inc. 100 Central Avenue St. Petersburg, Florida 33701 Telephone: (727) 820-5151	59-0247770

State of Incorporation: Florida

The address of the registrant has not changed since the last report.

ITEM 5.   OTHER EVENTS

     (a)  UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated February 18, 2003, by and among the Registrant and Banc One Capital Markets, Inc., Salomon Smith Barney Inc. and Wachovia Securities, Inc., as representatives of the several underwriters, in connection with the offering of $425,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 4.80% Series due 2013, and $225,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.90% Series due 2033, each registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-63204). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

     (b)  FORTY-FIRST SUPPLEMENTAL INDENTURE. The Registrant has entered into a Forty-First Supplemental Indenture, dated as of February 1, 2003, to its Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with First Chicago Trust Company of New York, as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds, 4.80% Series due 2013 and 5.90% Series due 2033. A copy of the Forty-First Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBITS.

	1	Underwriting Agreement, dated February 18, 2003, by and among the Registrant and Banc One Capital Markets, Inc., Salomon Smith Barney Inc. and Wachovia Securities, Inc., as representatives of the several underwriters.

	4	Forty-First Supplemental Indenture, dated as of February 1, 2003, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with First Chicago Trust Company of New York, as successor Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.

By:	/s/ Peter M. Scott III
Peter M. Scott III Executive Vice President and Chief Financial Officer

Date: February 21, 2003

EXHIBIT INDEX

1	Underwriting Agreement, dated February 18, 2003, by and among the Registrant and Banc One Capital Markets, Inc., Salomon Smith Barney Inc. and Wachovia Securities, Inc., as representatives of the several underwriters.

4	Forty-First Supplemental Indenture, dated as of February 1, 2003, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with First Chicago Trust Company of New York, as successor Trustee.